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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             ____________________

                                   FORM 8-K

                                CURRENT REPORT

                             _____________________

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): DECEMBER 15, 2004


                                GNC CORPORATION
            (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                      333-116040               72-1575170
(State or other jurisdiction           (Commission            (I.R.S. Employer
      of incorporation)                File Number)          Identification No.)


               300 SIXTH AVENUE, PITTSBURGH, PENNSYLVANIA 15222
              (Address of principal executive offices) (Zip Code)

                                (412) 288-4600
             (Registrant's telephone number, including area code)

                                Not Applicable
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01         Entry into a Material Definitive Agreement.
---------         -------------------------------------------

         On December 15, 2004, General Nutrition Centers, Inc., our wholly owned subsidiary ("Centers"), entered into a new employment agreement with David Heilman, Centers' Executive Vice President and Chief Administrative Officer. The term of the employment agreement expires on December 31, 2006, subject to one year extensions at Centers' option. Under the employment agreement, Mr. Heilman will receive a base salary of $350,000 per year and will be eligible to receive an annual performance bonus of 40% to 100% of his base salary based upon Center's attainment of annual goals established by Centers' board of directors or compensation committee. Upon Mr. Heilman's death or disability, he will be entitled to receive his base salary for the remaining term of his employment period (as defined in the agreement) and a prorated share of the annual bonus for the year in which he was terminated. In the event of a termination of Mr. Heilman's employment without cause or for good reason (each, as defined in the agreement), he will be entitled to receive his base salary for the remaining term of his employment period and a prorated share of the annual bonus for the year in which he was terminated. If such termination occurs upon or within six months following a change of control (as defined in the employment agreement), Mr. Heilman will be entitled to receive his base salary for a two-year period following the date of termination. A copy of the Mr. Heilman's employment agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.

         On December 15, 2004, Centers entered into a new employment agreement with Joseph Fortunato, Centers' Executive Vice President and Chief Operating Officer. The term of the employment agreement expires on December 31, 2006, subject to one year extensions at Centers' option. Under the employment agreement, Mr. Fortunato will receive a base salary of $350,000 per year and will be eligible to receive an annual performance bonus of 40% to 100% of his base salary based upon Center's attainment of annual goals established by Centers' board of directors or compensation committee. Upon Mr. Fortunato's death or disability, he will be entitled to receive his base salary for the remaining term of his employment period (as defined in the agreement) and a prorated share of the annual bonus for the year in which he was terminated. In the event of a termination of Mr. Fortunato's employment without cause or for good reason (each, as defined in the agreement), he will be entitled to receive his base salary for the remaining term of his employment period and a prorated share of the annual bonus for the year in which he was terminated. If such termination occurs upon or within six months following a change of control (as defined in the agreement), Mr. Fortunato will be entitled to receive his base salary for a two-year period following the date of termination. A copy of Mr. Fortunato's employment agreement is filed herewith as Exhibit 10.2 and incorporated herein by reference.

         In December 2004, Centers entered into a separation agreement and general release (the "Separation Agreement") with Louis Mancini and GNC Corporation (the "Parties"). Mr. Mancini was employed by Centers as President and Chief Executive Officer pursuant to the employment agreement, dated December 25, 2003, as amended through September 27, 2004. Mr. Mancini and Centers agreed to terminate his employment as of November 30, 2004, and in connection with such termination, settle any and all related agreements between the Parties and their affiliates. Pursuant to this Separation Agreement, Mr. Mancini's employment with Centers was terminated effective as of November 30, 2004. To the extent not already effected, Mr. Mancini resigned all of his director, officer and other positions with Centers and each its affiliates, effective as of November 30, 2004. Also pursuant to this Separation Agreement, on December 17, 2004, Centers repurchased 100,000 shares from Mr. Mancini for an aggregate purchase price of $600,000. A copy of the Separation Agreement is filed herewith as Exhibit 10.3 and incorporated herein by reference.

         The information set forth in Item 2.03 below is incorporated by reference into this Item 1.01.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation
----------     ----------------------------------------------------------
               under an Off-Balance Sheet Arrangement of a Registrant.
               -------------------------------------------------------

         On January 18, 2005, Centers completed a private placement of $150 million aggregate principal amount of its 8-5/8% Senior Notes due 2011 (the "Senior Notes"), and entered into an Indenture (the "Indenture") with U.S. Bank National Association, as trustee (the "Trustee"), relating to the Senior Notes. A copy of the Indenture and the Form of 8-5/8% Senior Note due 2011 is filed herewith as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference. The Senior Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.

         The Senior Notes mature on January 15, 2011 and bear interest at a rate of 8-5/8% per annum, which is payable semi-annually on January 15 and July 15 of each year, beginning July 15, 2005. The Senior Notes are Centers' unsecured senior obligations and rank senior in right of payment to all of its existing and future unsubordinated debt and rank senior in right of payment to all of its existing and future subordinated debt. The Senior Notes are guaranteed on an unsecured senior basis by all of Centers' existing and future material domestic subsidiaries (the "Guarantors"). The terms of the Indenture, among other things, limit Centers' and its restricted subsidiaries' ability to
(i) incur additional indebtedness and issue preferred stock; (ii) make restricted payments; (iii) allow restrictions on the ability of certain subsidiaries to make distributions; (iv) sell assets; (v) enter into certain transactions with affiliates; and (vi) create liens.

         Prior to January 15, 2008, Centers may redeem up to 35% of the aggregate principal amount of the Senior Notes at a price of 108.625% of the principal amount, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date, with the net cash proceeds of certain public equity offerings within 60 days after the closing of any such offering. On or after January 15, 2008, Centers may redeem the Senior Notes, in whole or in part, in cash at redemption prices specified in the Indenture. In addition, if Centers undergoes a change of control, Centers may be required to make an offer to purchase each holder's Senior Notes at a price equal to 101% of the principal amount of the Senior Notes, plus accrued and unpaid interest and liquidated damages, if any, to the repurchase date.

         The Indenture provides that each of the following is an event of default ("Event of Default"): (i) default for 30 days in payment of any interest, or liquidated damages, if any, due with respect to the Senior Notes;
(ii) default in payment of principal or premium, if any, on the Senior Notes;
(iii) failure by Centers or any of its restricted subsidiaries to comply with certain covenants relating to merger or consolidation; (iv) failure by Centers or any of its restricted subsidiaries to comply with certain covenants (for 30 days or 60 days, as applicable, after receiving notice); (v) failure by Centers or any of its significant subsidiaries to pay any Indebtedness (as defined in the Indenture) within any applicable grace period after final maturity or acceleration of any such Indebtedness that exceeds $20.0 million;
(vi) certain events of bankruptcy, insolvency or reorganization with respect to Centers or any of its significant subsidiaries; (vii) failure by Centers or any of its significant subsidiaries to pay final judgments against any of them that are not covered by adequate insurance that in aggregate exceed $20.0 million; and (viii) the failure of any guarantee of the notes by a guarantor that is a significant subsidiary to be in full force. If any Event of Default, other than an Event of Default arising under clause (vi) above, occurs and is continuing, the Trustee or the holders of at least a majority in principal amount of the outstanding Senior Notes, by notice to Centers and the Trustee, may declare the principal of and accrued and unpaid interest on all of such Senior Notes to be due and payable. Events of Default under clause (vi) above will result in immediate acceleration of the principal and accrued and unpaid interest on the Senior Notes.

         In connection with the issuance of the Senior Notes, Centers entered into a Registration Rights Agreement (the "Registration Rights Agreement") with Lehman Brothers Inc. and J.P. Morgan Securities Inc. Pursuant to the terms of the Registration Rights Agreement, Centers agreed to file a registration statement within 150 days after January 18, 2005, enabling holders to exchange the Senior Notes for publicly registered exchange notes with substantially identical terms. Centers also agreed to use its commercially reasonable efforts to cause the registration statement to become effective within 250 days after January 18, 2005. Under certain circumstances, Centers may be required to provide a shelf registration statement to cover resales of the Senior Notes. If Centers fails to satisfy its obligations under the Registration Rights Agreement, it will be required to pay liquidated damages under certain circumstances. A copy of the Registration Rights Agreement is filed herewith as Exhibit 10.4 and incorporated herein by reference.

         The description above is qualified in its entirety by the Indenture, the form of 8-5/8% Senior Note due 2011 and the Registration Rights Agreement, which are filed herewith as exhibits.

Item 9.01         Financial Statements and Exhibits.
---------         ----------------------------------

(c)   Exhibits.

      4.1 Indenture, dated as of January 18, 2005, among Centers, each of the Guarantors party thereto and U.S. Bank National Association, as Trustee.

      4.2 Form of 8-5/8% Senior Note due 2011 (incorporated by reference to Exhibit A1 of Exhibit 4.1 hereto).

      10.1 Employment Agreement, dated as of December 15, 2004, by and between General Nutrition Centers, Inc. and David Heilman.

      10.2 Employment Agreement, dated as of December 15, 2004, by and between General Nutrition Centers, Inc. and Joseph Fortunato.

      10.3 Separation Agreement and General Release, dated as of December 1, 2004, by and between Louis Mancini, General Nutrition Centers, Inc. and GNC Corporation.

      10.4 Registration Rights Agreement, dated as of January 18, 2005, by and among Centers, the Guarantors listed on Schedule I thereto, Lehman Brothers Inc. and J.P. Morgan Securities Inc.


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                                  SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 19, 2005

                                      GNC CORPORATION



                                      By:   /s/ James M. Sander
                                          ------------------------------
                                          Name:   James M. Sander
                                          Title:  Senior Vice President, Chief
                                                  Legal Officer and Secretary



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                                 EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

    4.1 Indenture, dated as of January 18, 2005, among Centers, each of the Guarantors party thereto and U.S. Bank National Association, as Trustee.

    4.2 Form of 8-5/8% Senior Note due 2011 (incorporated by reference to Exhibit A1 of Exhibit 4.1 hereto).

    10.1 Employment Agreement, dated as of December 15, 2004, by and between General Nutrition Centers, Inc. and David Heilman.

    10.2 Employment Agreement, dated as of December 15, 2004, by and between General Nutrition Centers, Inc. and Joseph Fortunato.

    10.3 Separation Agreement and General Release, dated as of December 1, 2004, by and between Louis Mancini, General Nutrition Centers, Inc. and GNC Corporation.

    10.4 Registration Rights Agreement, dated as of January 18, 2005, by and among Centers, the Guarantors listed on Schedule I thereto, Lehman Brothers Inc. and J.P. Morgan Securities Inc.